                          ADMINISTRATIVE SERVICE AGREEMENT



     This Agreement dated as of July 1, 1996 between Bankers Trust Company ("Sub-Administrator" or "Servicing Agent") and Dimensional Investment Group, Inc. ("Company"), on behalf of three of its portfolios, the U.S. Small Cap Value Portfolio II, the U.S. Large Cap Value Portfolio II and the DFA International Value Portfolio II (referred to collectively hereinafter as the "Funds").

     WHEREAS, the Sub-Administrator provides administrative services comprised of recordkeeping and reporting and processing services to qualified retirement plans ("Plan" or "Plans"); and

     WHEREAS, it is contemplated that a trustee, sponsor or administrative committee of a Plan ("Plan Representative") will invest on behalf of Plan participants, or offer to Plan participants ("Participants") the opportunity to invest their assets, in the Funds; and

     WHEREAS, the Sub-Administrator and the Funds desire that the purchase and redemption of the Funds' shares ("Shares") be facilitated through one or more master accounts ("Accounts") with each Fund and its designated transfer agent established by the Sub-Administrator or the Plan Trustee ("Plan Trustee") in the name of the Plan, in the Sub-Administrator's or Plan Trustee's own name, or as nominee; and

     WHEREAS, the Funds have the power and authority to appoint qualified entities to provide administrative services to the Funds; and

     WHEREAS, the Funds desire the Sub-Administrator to provide to the Accounts certain administrative services listed on Schedule A hereto ("Administrative Services") and the Sub-Administrator is willing and able to furnish such Administrative Services on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

ARTICLE 1.     TERMS OF APPOINTMENT

     SECTION 1.1 Subject to the terms and conditions set forth in this Agreement, the Appendix, and the Schedules attached hereto and made a part hereof, the Company, on behalf of the Funds, hereby employs and appoints the Sub-Administrator to act as, and the Sub-Administrator agrees to act as, its Servicing Agent with respect to Shares purchased and held by the Plans.

     SECTION 1.2 The Sub-Administrator shall maintain on behalf of the Plans, one or more Accounts with each Fund or its designated transfer agent. The Accounts shall be held by the Sub-Administrator or the Plan Trustee in the name of the Plans, in either of their own names or as nominee. The Administrative Services provided by the Sub-Administrator on behalf of the Plans shall not be the responsibility of the Funds or their designated transfer agents.

     SECTION 1.3 The Sub-Administrator agrees to perform the Administrative Services with respect to the Plans and their Participants which make up the Accounts.

     SECTION 1.4 The parties hereto agree that the Administrative Services are shareholder administrative services and are not investment advisory or distribution related services.

     SECTION 1.5 Each party shall maintain and preserve all records as required by law to be maintained and preserved in connection with the provision of the services contemplated hereunder. Upon the request of a party, the other party shall provide copies of all records as may be necessary to (a) monitor and review the performance of either party's activities; (b) assist either party in resolving disputes, reconciling records or responding to an auditor's inquires;
(c) comply with any request of a governmental body or self-regulatory organization; (d) verify compliance by a party with the terms of this Agreement;
(e) make required regulatory reports; and (f) perform general customer service.

     SECTION 1.6 In addition to the Administrative Services, the Sub-Administrator shall perform such other duties and functions as are reflected in Schedule A, as amended from time to time, signed and dated by both parties hereto. The fees payable to the Sub-Administrator as compensation for the Administrative Services and such other duties and functions shall be reflected in Schedule B, as amended from time to time, signed and dated by each party hereto.

     SECTION 1.7 The Sub-Administrator's performance of the Administrative Services, including without limitation the purchase and redemption of Shares in each Fund, will be subject to the terms and conditions set forth in each Fund's prospectus and statement of additional information.

ARTICLE 2.      FEES

     SECTION 2.1 For acting as the Servicing Agent to the Funds and for the performance of Administrative Services to the Funds by the Sub-Administrator pursuant to this Agreement, the

Funds agree to pay the Sub-Administrator a fee based upon the net asset value of Shares held by Accounts, as set out in the initial fee schedule attached hereto as Schedule B. The parties agree that all payments for services made by the Funds under this Agreement shall be in accordance with an invoice provided by the Funds to the Sub-Administrator that shall be based on each Fund's records with its transfer agent.

     SECTION 2.2 The Funds agree to provide an invoice and pay all fees within thirty (30) business days after the last day of each month. The Sub-Administrator shall advise the Funds in writing within 20 days of receipt of the invoice if it disagrees with any information set forth on the invoice. All payments and invoices to the Sub-Administrator shall be sent to the attention of BTNY Services, Inc., GRSS Billing Department, 34 Exchange Place-5th Floor, Jersey City, New Jersey 07302.

ARTICLE 3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE FUNDS

     The Company represents and warrants to the Sub-Administrator that the following are true and will remain true throughout the term of this Agreement.

     (a) The Company is a corporation duly organized and existing and in good standing under the laws of the State of Maryland.

     (b) The Company is an investment company registered under the Investment Company Act of 1940 ("1940 Act").

     (c) The Company is authorized to enter into and perform this Agreement on behalf of the Funds, and the performance of the Company's or the Funds' obligations hereunder does not and will not violate or conflict with any governing documents or agreements of trust with respect to (i) the Company or
(ii) the Funds, or any applicable law, including Section 12 of the 1940 Act.

     (d) The Company, on behalf of the Funds, will deliver to the Sub-Administrator evidence of such authorization as the Sub-Administrator may reasonably require, whether by way of certified resolution or otherwise.

     (e) Neither the Company nor the Funds shall, without the written consent of the Sub-Administrator, make representations concerning the Sub-Administrator or its affiliates.

ARTICLE 4.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
               SUB-ADMINISTRATOR

     The Sub-Administrator represents, warrants and covenants to the Funds that the following are true and will remain true throughout the term of this
Agreement:

     (a) The Sub-Administrator is a corporation duly organized and existing in good standing under the laws of the State of New York.

     (b) The Sub-Administrator is a bank as defined in the Securities Exchange Act of 1934.

     (c) The Sub-Administrator has full power and authority under applicable law, and has taken all action necessary, to enter into and perform this Agreement, and the performance of its obligations hereunder does not and will not violate or conflict with any governing document or agreements of the Sub-Administrator or any applicable law.

     (d) The Sub-Administrator will deliver to the Funds evidence of such authorization as the Funds may reasonably require, whether by way of certified resolution or otherwise.

     (e) The Sub-Administrator shall not, without the written consent of the Funds, make representations concerning the Company, or the Funds or its Shares, except those contained in the then current prospectuses, statements of additional information, and current sales literature approved by the Funds.

ARTICLE 5.     AGENCY

     The Company, on behalf of the Funds, appoints the Sub-Administrator as the Funds' agent for the limited purpose of accepting orders for the purchase and redemption of Shares of the Funds by the Sub-Administrator on behalf of each Account and providing the Administrative Services described in Schedule A, as amended from time to time. The Sub-Administrator will not hold itself out to the public or engage in any other activity as a distributor for the Funds.

ARTICLE 6.      EXPENSES

     The Funds shall provide the Sub-Administrator with a sufficient quantity of prospectuses and statements of additional information to be used in connection with the Agreement. The Sub-Administrator shall bear none of the expenses for the costs of registration of the Funds' Shares, preparation and filing of prospectuses, proxy materials and reports or the preparation of any other related statements and notices. The expense of printing and distributing to the Sub-Administrator prospectuses and statements of additional information shall be paid by each Fund or Dimensional Fund Advisors Inc., as appropriate. The Sub-Administrator shall pay the cost of distributing such materials to the Plans or Participants as set forth in Schedule A of the Agreement.

ARTICLE 7.     STANDARD OF CARE

     The Sub-Administrator shall be responsible for the performance of only such duties as are set forth herein. The Sub-Administrator will use reasonable care in providing all services under this Agreement. Under no circumstances shall the Sub-Administrator have any liability for special or consequential damages.

ARTICLE 8.     INDEMNIFICATION

     SECTION 8.1 The Sub-Administrator agrees to indemnify and hold harmless the Funds, the Company, and its directors, officers, employees, representatives, designees, agents and each person, if any, who control the Company or the Funds within the meaning of the Securities Act of 1933, as amended (the "Securities Act") (collectively, "Indemnitees") against any actual losses (excluding consequential or special damages), lawsuits, claims, damages or liabilities, including legal fees (collectively, "Loss") to which an Indemnitee may become subject insofar as such Loss arises out of: (i) the Sub-Administrator's failure to comply with the terms of this Agreement or the falsity of or breach of any representation, warranty or covenant made by the Sub-Administrator; (ii) the Sub-Administrator's negligence or willful misconduct or that of its employees, agents or contractors in connection herewith; or (iii) the Sub-Administrator's failure to provide necessary information or directions on a timely basis as requested by the Company or the Funds; PROVIDED, HOWEVER, that the Sub-Administrator will not be liable for indemnification hereunder of any Indemnitee to the extent that any Loss results from the negligence or willful misconduct of such Indemnitee.

     SECTION 8.2 The Company, on behalf of the Funds, agrees to indemnify and hold harmless the Sub-Administrator and its directors, officers, employees, representatives, designees, agents and each person, if any, who controls the Sub-Administrator within the meaning of the Securities Act (collectively, "Indemnitees"), against any Loss to which an Indemnitee may become subject insofar as such Loss arises out of: (i) the Company's or the Funds' failure to comply with the terms of this Agreement or falsity of or breach of any representation, warranty or covenant made by the Company or the Funds; (ii) the Company's or the Funds' negligence or willful misconduct or that of its employees, agents or contractors in connection herewith; (iii) any action taken by the Sub-Administrator upon written instructions believed in good faith by it to have been executed by a duly authorized officer or representative of the Company or the Funds or (iv) the Company's or the Funds' failure to provide necessary information or directions on a timely basis as requested by the Sub-Administrator; PROVIDED, HOWEVER, that neither the Company nor the Funds will be liable for indemnification hereunder of any Indemnitee to the extent that any Loss results from the negligence or willful misconduct of such Indemnitee.

     SECTION 8.3 Promptly after receipt by any Indemnitee under this Article 8 of notice of the commencement of a claim or action that may be covered hereunder ("Claim"), the Indemnitee shall notify either the Sub-Administrator or the Funds, whichever is the indemnitor, of the commencement thereof. As a condition to indemnification hereunder, the Indemnitee shall provide the indemnitor with complete details, documents and pleadings concerning any Claim. The indemnitor will be entitled to participate with the indemnitee in the defense or settlement of any Claim at the indemnitor's expense. The Indemnitee may defend any Claim with counsel of its choice, if the indemnitor shall consent to such counsel (which consent shall not be unreasonably withheld). After notice from the indemnitor to the Indemnitee of the indemnitor's recommendation to settle the Claim, if the claimant agrees to such settlement but the Indemnitee refuses to agree to such settlement, then the Indemnitee shall be responsible for all Loss incurred prior to the time of such refusal to the extent it exceeds the amount of such settlement, plus any Loss incurred after the time of such refusal.

ARTICLE 9.     CONFIDENTIALITY

     The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this agreement, or that is required or requested to be disclosed by any bank or other regulatory examiner, or auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

ARTICLE 10.     ASSIGNMENT

     Neither this Agreement nor any rights or obligations hereunder may be assigned by any party without the prior written consent of the other party, but that this Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and permitted assigns except that the Sub-Administrator may delegate any of its administrative responsibilities to BTNY Services, Inc. and BT Services Tennessee, Inc., affiliates of the Sub-Administrator, and such other affiliates as the Sub-Administrator deems appropriate and provides prior written notice to the Company.

ARTICLE 11.     TERM AND TERMINATION OF AGREEMENT

     SECTION 11.1 This Agreement shall become effective on the date first set forth above and shall continue in effect until terminated as set forth below.

     SECTION 11.2 This Agreement may be terminated by either party hereto at any time upon at least sixty (60) days written notice. Sections 1.5 and 2.1 and Articles 8 and 9 shall continue in full force and effect after termination of this Agreement for a period of three years from the date of termination.

     SECTION 11.3 After termination of this Agreement by a Fund, no fee shall be due with respect to any Shares that are purchased and held by the Accounts after the date of termination. However, notwithstanding any such termination, the Fund or Funds will remain obligated to pay the Sub-Administrator the fee as to each Share that was considered in the calculation of the fees as of the date of termination for so long as such Shares are held by the Accounts and the Sub-Administrator continues to provide services to the Accounts by reason of a contractual relationship with the Plan Representative. This Agreement, or any provision thereof, shall survive the termination to the extent necessary for each party to perform its obligations with respect to Shares for which a fee continues to be due subsequent to such termination.

ARTICLE 12.    ENTIRE AGREEMENT

     This Agreement and the Schedules and Appendix attached hereto set forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersede all prior agreements, arrangements and understandings, written or oral, among the parties.

ARTICLE 13.     AMENDMENT, MODIFICATIONS, ETC.

     No provision of this Agreement may be amended, modified or waived except in a writing signed by the parties hereto. No waiver of any provision hereto shall be deemed a continuing waiver unless it is so designated. No failure or delay on the part of either party in exercising any power or right precludes any other or further exercise thereof or the exercise of any other power or right.

ARTICLE 14.     NOTICES

     Except as otherwise provided in this Agreement, all requests, demands or other communications between the parties or notices in connection herewith (a) shall be in writing, hand delivered or sent by telex, telegram, cable, facsimile or other means of electronic communication agreed upon by the parties hereto addressed.

         (a) IF TO THE SUB-ADMINISTRATOR:

               BTNY Services, Inc.
               34 Exchange Place
               Jersey City, NJ 07302
               Attention:  Susan Wong
               Telephone:  (201) 860-7851
               Telecopier: (201) 860-7425

               cc:  Suzanne Konstance
                    Bankers Trust Company
                    280 Park Avenue, 33W
                    New York, N.Y. 10017
                    Telephone:  (212) 454-7316
                    Telecopier: (212) 454-2647

         (b) IF TO THE COMPANY OR TO THE FUNDS:

               Dimensional Investment Group Inc.
               1299 Ocean Avenue-11th Floor
               Santa Monica, CA 90401
               Attention:  Irene Diamant, Vice President
               Telephone:   (310) 576-1173
               Telecopier:  (310) 395-6140

     Such addresses may be changed from time to time by any party by providing written notice in the manner set forth above. All notices shall be effective upon delivery.

ARTICLE 15.     GOVERNING LAW; CONSENT TO JURISDICTION

     SECTION 15.1 This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to conflicts of law principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.

     SECTION 15.2 Any suit, action or proceeding arising out of this Agreement may be instituted in any Federal Court sitting in the City of New York, State of New York, United States of America, and the parties irrevocably submit to the nonexclusive jurisdiction of any such court in any such suit, action or proceeding and waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any such suit, action, or proceeding, brought in such a court and any claim that such suit, action, or proceeding was brought in an inconvenient forum.

ARTICLE 16.     LEGAL RELATIONSHIP OF PARTIES

     The parties hereto agree that they are independent contractors and not partners or co-venturers or employees of each other, except that the Sub-Administrator shall be the agent of the Funds to the extent described herein.

ARTICLE 17.      CAPTIONS

     The paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

ARTICLE 18.    SEVERABILITY; CONFLICTS

     If any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law. If there is any conflict between the provisions in this Agreement and those of the prospectuses and statements of additional information of the Funds, the prospectuses and statements of additional information shall govern.

ARTICLE 19.     COUNTERPARTS

     This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

ARTICLE 20.     NON-EXCLUSIVITY

     Both parties acknowledge that either party may enter into similar agreements with other parties relating to providing similar services to the Funds or other open-ended investment companies.

     IN WITNESS WHEREOF the parties have hereto affixed their hands and seals on the day and year first above written.

                         BANKERS TRUST COMPANY


                         By:    /s/ Suzanne Konstance
                             ------------------------------------
                         Name:  Suzanne Konstance
                         Title: Vice President



                         DIMENSIONAL INVESTMENT GROUP INC., ON
                         BEHALF OF ITS PORTFOLIOS, THE U.S. SMALL
                         CAP VALUE PORTFOLIO II, THE U.S. LARGE
                         CAP VALUE PORTFOLIO II AND THE DFA
                         INTERNATIONAL VALUE PORTFOLIO II


                         By:    /s/ Irene R. Diamant
                             ------------------------------------
                         Name:  Irene R. Diamant
                         Title: Vice President

                                     SCHEDULE A

                          DUTIES OF THE SUB-ADMINISTRATOR


     In accordance with procedures established from time to time by agreement between the Company, on behalf of the Funds, and the Sub-Administrator, the Sub-Administrator shall provide the following services:

     1.   ACCOUNT INFORMATION

     The Sub-Administrator shall maintain a record of the number of Shares held by the Accounts on behalf of each Plan and each of its Participants. The Sub-Administrator shall also maintain records of residence or company address and taxpayer identification number of each Participant and indicate, if applicable, whether such Shares are held in certificate form.

     2.   PARTICIPANT SERVICES

     The Sub-Administrator shall investigate all inquiries from Participants and Plan Representatives relating to the Participants' interests in the Accounts and shall respond to all communications from Participants and Plan Representatives and other persons having an interest in the Plan relating to the Sub-Administrator's duties hereunder and such other correspondence as may from time to time be mutually agreed upon between the Sub-Administrator and the Funds.

     3.   MAILING COMMUNICATIONS; PROXY MATERIALS

     The Sub-Administrator or Plan Trustee, at the request of the Sub-Administrator, shall forward to the appropriate Plan or its designee all reports to shareholders, dividend and distribution notices and proxy materials for each of the Fund's meetings of shareholders. In connection with meetings of shareholders, the Sub-Administrator or Plan Trustee, at the request of the Sub-Administrator, shall prepare with respect to Plans and/or Participants, shareholder lists, and, as appropriate, mail, and certify as to the mailing of proxy materials, process, and tabulate returned proxy cards, report or proxies voted prior to meetings, and certify Shares voted at meetings.

                                         -A1-

     4.   SALES OF SHARES

          (a) ACCEPTANCE OF ORDERS The Sub-Administrator shall, as agent for the Funds, receive for acceptance orders from Plans and/or Participants for the purchase of Shares each business day The New York Stock Exchange is open for regular business ("Business Day") and stamp each order with the date and time received. The Sub-Administrator, or the Trustee at the direction of the Sub-Administrator, shall forward payment for the purchase of Shares by wire on the next Business Day following Trade Date (defined hereafter) to the Custodian of the Funds ("Custodian"). If the next Business Day is a day on which the bank wire system is closed, the Sub-Administrator, or the Trustee at the direction of the Sub-Administrator, shall forward payment for the purchase of Shares by wire on the first Business Day thereafter on which the bank wire system is open. In addition, the Sub-Administrator shall, pursuant to such purchase instructions, coordinate with each Fund or its designees to issue the appropriate number of Shares and record such Shares in the appropriate Account.

          (b) RECORDATION OF THE ISSUANCE OF SHARES The Sub-Administrator shall record the issuance of Shares to the Plan and maintain a record of the total number of Shares which are so issued, based upon data provided to the Sub-Administrator by each Fund's transfer agent. The Sub-Administrator shall also provide each Fund or its designee with the total number of Shares which are issued and outstanding to each Plan or Account on a daily basis. Such Shares shall be reflected on appropriate accounts maintained by the Sub-Administrator reflecting outstanding Shares attributed to the individual accounts of a Plan or Participants.

     5.   EXCHANGE AND REDEMPTION

          (a) REQUIREMENTS FOR EXCHANGE OR REDEMPTION OF SHARES The Sub-Administrator shall, as agent for the Funds, process all oral or written instructions from Participants or Plans to exchange or redeem Shares in accordance with the exchange or repurchase procedures set forth in each Fund's then current prospectus and statement of additional information. The Sub-Administrator shall transfer or redeem Shares upon receipt of oral or written instructions or otherwise pursuant to the Funds' then current prospectuses and statements of additional information. Any cash redemption limitations applicable to the Funds shall apply at the Account level and not at the Plan or Participant level.

          (b) NOTICE TO THE CUSTODIAN AND TO THE FUNDS When Shares are redeemed, the Sub-Administrator shall, upon receipt of the instructions and documents in proper form, deliver to the Custodian and the Funds in such format as the Custodian and the

                                         -A2-

Funds shall reasonably require, a notification setting forth the number of Shares to be redeemed. Such Shares shall be reflected on appropriate accounts maintained by the Sub-Administrator reflecting interests in outstanding Shares attributed to the individual accounts of a Plan or Participant.

          (c) PAYMENT OF REDEMPTION PROCEEDS If the Business Day on which it receives Instructions is a day on which the bank wire system is closed, the Custodian will wire redemption proceeds to the Sub-Administrator on the first Business Day thereafter on which the bank wire system is open. The Sub-Administrator, or the Trustee at the direction of the Sub-Administrator, shall, upon receipt of the monies paid to it by the Custodian for the redemption of Shares, pay such monies. The Sub-Administrator shall not process or effect any redemption with respect to Shares of a certain Fund after receipt by the Sub-Administrator of notification of the suspension of the determination of the net asset value of such Fund.

     6.   PROCEDURES

     The procedures to be followed for purchases, redemptions and exchanges pursuant to Sections 4 and 5 of this Schedule A shall be as follows. For each Fund and for each Account maintained by the Sub-Administrator with such Fund, prior to 7:30 a.m. Eastern Time on each Business Day, the Sub-Administrator shall transmit to the transfer agent for each Fund a single aggregate purchase or redemption order that reflects the "net" effect of all purchase or redemptions of Shares based upon instructions from the Plans
(collectively, "Instructions") received prior to 4:00 p.m. Eastern Standard Time on the preceding Business Day (that Business Day) (a "Trade Date"). Purchases or redemptions of the Funds' Shares shall be deemed to have occurred as of the Trade Date at the net asset value calculated as of such Date to which the order applies, if such Instructions were received prior to 4:00 p.m. Eastern Time on a Trade Date ("Close of Trading"). In no event shall the Sub-Administrator accept Instructions on any Business Day with respect to requests by Participants that have not been received by the Sub-Administrator prior to the Close of Trading on the Business Day on which such Instructions are to be prepared. Instructions received in proper form by the Sub-Administrator after the Close of Trading on any Business Day shall be treated as if received on the next following Business Day.

                                         -A3-

     7.   PRICING INFORMATION

          Each Fund shall, or shall cause its transfer agent, to use its best efforts to provide to the Sub-Administrator (by facsimile or other electronic transmission acceptable to the Sub-Administrator) by 6:00 p.m. Eastern Time, the Funds' closing per share net asset value determined at the close of regular trading each day that the New York Stock Exchange is open.

     8.   DIVIDENDS

          Upon the declaration by the Company's directors of each dividend and each capital gain distribution with respect to Shares, each Fund shall, or shall cause its transfer agent to, furnish to the Sub-Administrator information setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, and when available, but not prior to the close of business on the ex-dividend date, the amount payable per Share to the shareholders of record as of that date, the total amount payable to the Sub-Administrator as nominee on the payment date and whether such dividend or distribution is to be paid in Shares at net asset value or in cash. On or before the payment date specified in such resolution of the directors, the Custodian will pay to the Sub-Administrator sufficient cash to make payment to the Plan of dividends or, if applicable, other distributions payable in cash.

     9.   BLUE SKY REPORTS

          The Sub-Administrator will provide to each Fund, or to its designated agent, a report within 15 days after the end of each calendar quarter in accordance with a system approved by the Funds, showing by state of residence, all sales and redemptions of Shares by Participants. The Company and the Funds shall remain fully responsible for ensuring that the Funds' Shares are registered in all jurisdictions as required by applicable state

                                         -A4-
securities laws or the interpretation thereof by applicable regulatory authorities.

Dated as of: July 1, 1996



                         BANKERS TRUST COMPANY



                         By: /s/ Suzanne Konstance
                            --------------------------------
                         Name:   Suzanne Konstance
                         Title:  Vice President


                         DIMENSIONAL INVESTMENT GROUP INC., ON
                         BEHALF OF ITS PORTFOLIOS, THE U.S. SMALL
                         CAP VALUE PORTFOLIO II, THE U.S. LARGE
                         CAP VALUE PORTFOLIO II AND THE DFA
                         INTERNATIONAL VALUE PORTFOLIO II



                         By: /s/ Irene R. Diamant
                            --------------------------------
                         Name:   Irene R. Diamant
                         Title:  Vice President


                                         -A5-

                                     SCHEDULE B

                                    FEE SCHEDULE


     The Funds, as defined in the Administrative Service Agreement to which this Schedule B is attached, shall pay a fee with respect to the Sub-Administrator for each Fund, calculated daily and paid monthly in arrears equal to 0.10 % per annum of the daily net asset value of the total number of Shares of such Fund held in the Accounts. The calculation of the fee shall be based upon each Fund's records held by each Fund's transfer agent.


Dated as of: July 1, 1996



                         BANKERS TRUST COMPANY



                         By: /s/ Suzanne Konstance
                            --------------------------------
                         Name:   Suzanne Konstance
                         Title:  Vice President



                         DIMENSIONAL INVESTMENT GROUP INC., ON
                         BEHALF OF ITS PORTFOLIOS, THE U.S. SMALL
                         CAP VALUE PORTFOLIO II, U.S. LARGE CAP
                         VALUE PORTFOLIO II AND DFA INTERNATIONAL
                         VALUE PORTFOLIO II


                         By: /s/ Irene R. Diamant
                            --------------------------------
                         Name:   Irene Diamant
                         Title:  Vice President


                                         -B1-